Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Third Quarter 2023 Financial Results and a Quarterly Cash Dividend of $0.33 Per Share

Third Quarter 2023 Summary

•Net income of $46.0 million, or $0.48 per diluted share
•Return on average assets of 0.88%, return on average equity of 6.43%, and return on average tangible common equity(1) of 10.08%
•Pre-provision net revenue (“PPNR”)(1) to average assets of 1.27%, annualized
•Net interest margin of 3.12%
•Cost of deposits of 1.50%, and cost of non-maturity deposits(1) of 0.89%
•Total delinquency of 0.08% of loans held for investment, and nonperforming assets to total assets of 0.13%
•Common equity tier 1 capital ratio of 14.87%, and total risk-based capital ratio of 17.74%
•Tangible book value per share(1) of $19.89; tangible common equity ratio(1) of 9.87%
•Available liquidity of $9.60 billion; cash and cash equivalents was $1.40 billion, and unused borrowing capacity of $8.20 billion at quarter end

Irvine, Calif., October 24, 2023 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank (the “Bank”), reported net income of $46.0 million, or $0.48 per diluted share, for the third quarter of 2023, compared with net income of $57.6 million, or $0.60 per diluted share, for the second quarter of 2023, and net income of $73.4 million, or $0.77 per diluted share, for the third quarter of 2022.

For the quarter ended September 30, 2023, the Company’s return on average assets (“ROAA”) was 0.88%, return on average equity (“ROAE”) was 6.43%, and return on average tangible common equity (“ROATCE”)(1) was 10.08%, compared to 1.09%, 8.11%, and 12.66%, respectively, for the second quarter of 2023, and 1.35%, 10.57%, and 16.74%, respectively, for the third quarter of 2022. Total assets were $20.28 billion at September 30, 2023, compared to $20.75 billion at June 30, 2023, and $21.62 billion at September 30, 2022.

Steven R. Gardner, Chairman, Chief Executive Officer, and President of the Company, commented, “Our teams continue to deliver solid results in a challenging economic and interest rate environment. We maintained our disciplined focus on prudent and proactive risk, liquidity, and capital management during the quarter. Our relationship managers' extraordinary efforts to deepen existing client relationships and bring new clients into our franchise are producing tangible results. During the quarter, client deposit flows further stabilized in the face of significant pricing competition, and we were able to reduce higher cost brokered deposits by $490 million.

"Our asset quality remained solid during the quarter, as total delinquencies decreased to 0.08% of loans, and non-performing assets were just 0.13% of total assets. Our operating results were impacted by a shared national credit that resulted in two non-relationship loans to one borrower being placed on nonaccrual status during the quarter. This resulted in an interest accrual reversal of $1.7 million and a charge-off of $3.2 million. The borrower on this $13 million credit continues to make payments. Our total shared national credit portfolio, which is a line of business we acquired from Opus Bank in 2020 that we have since discontinued, is comprised of twenty-two loans totaling $201 million in outstanding balances, or 1.5% of total loans, at September 30th.

(1) Reconciliations of the non–U.S. generally accepted accounting principles (“GAAP”) measures are set forth at the end of this press release.

“During the past several quarters, we intentionally and proactively prioritized capital accumulation over balance sheet growth in light of the uncertain economic outlook, while at the same time continuing to provide best-in-class service to our clients and the communities we serve. As a result, we have created optionality for our organization to pursue organic and strategic growth opportunities that we believe will be accretive and aligned with our commitment to producing long-term value for our shareholders.

“I would like to thank all of the Pacific Premier employees for their outstanding efforts during the quarter, and our Board of Directors, shareholders, and stakeholders for continuing to support our organization through another dynamic period of time.”

FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2022
Financial highlights (unaudited)
Net income	$46,030	$57,636	$73,363
Net interest income	149,548	160,092	181,112
Diluted earnings per share	0.48	0.60	0.77
Common equity dividend per share paid	0.33	0.33	0.33
Return on average assets	0.88%	1.09%	1.35%
Return on average equity	6.43	8.11	10.57
Return on average tangible common equity (1)	10.08	12.66	16.74
Pre-provision net revenue to average assets (1)	1.27	1.52	1.85
Net interest margin	3.12	3.33	3.61
Cost of deposits	1.50	1.27	0.22
Cost of non-maturity deposits (1)	0.89	0.71	0.11
Efficiency ratio (1)	59.0	54.1	48.3
Noninterest expense as a percent of average assets	1.96	1.91	1.86
Total assets	$20,275,720	$20,747,883	$21,619,201
Total deposits	16,007,447	16,539,875	17,746,374
Non-maturity deposits as a percent of total deposits	82.8%	81.4%	89.5%
Noninterest-bearing deposits as a percent of total deposits	36.1	35.6	38.2
Loan-to-deposit ratio	82.9	82.3	84.0
Book value per share	$29.78	$29.71	$28.79
Tangible book value per share (1)	19.89	19.79	18.68
Tangible common equity ratio	9.87%	9.59%	8.59%
Common equity tier 1 capital ratio	14.87	14.34	12.36
Total capital ratio	17.74	17.24	14.83
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $149.5 million in the third quarter of 2023, a decrease of $10.5 million, or 6.6%, from the second quarter of 2023. The decrease in net interest income was primarily attributable to a higher cost of funds as a result of the current interest rate environment and lower average loans and investment securities balances, partially offset by higher interest-bearing cash balances.

The net interest margin for the third quarter of 2023 decreased 21 basis points to 3.12%, from 3.33% in the prior quarter. The lower net interest margin was due to a higher cost of funds and lower loan prepayment fees, partially offset by higher yields on interest-bearing cash balances and investment securities. The net interest margin was negatively impacted 4 basis points as a result of reversing $1.7 million of accrued interest for the shared national credit through September 30, 2023.

Net interest income for the third quarter of 2023 decreased $31.6 million, or 17.4%, compared to the third quarter of 2022. The decrease was attributable to a higher cost of funds and lower average loans and investment securities balances, partially offset by higher yields on average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)
	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost
Assets
Cash and cash equivalents	$1,695,508	$21,196	4.96%	$1,433,137	$16,600	4.65%	$665,510	$2,754	1.64%
Investment securities	3,828,766	25,834	2.70	3,926,568	25,936	2.64	4,277,444	22,067	2.06
Loans receivable, net (1) (2)	13,475,194	177,032	5.21	13,927,145	182,852	5.27	14,986,682	174,204	4.61
Total interest-earning assets	$18,999,468	$224,062	4.68	$19,286,850	$225,388	4.69	$19,929,636	$199,025	3.96

Liabilities
Interest-bearing deposits	$10,542,884	$62,718	2.36%	$10,797,708	$53,580	1.99%	$10,839,359	$9,873	0.36%
Borrowings	1,131,656	11,796	4.15	1,131,465	11,716	4.15	966,981	8,040	3.31
Total interest-bearing liabilities	$11,674,540	$74,514	2.53	$11,929,173	$65,296	2.20	$11,806,340	$17,913	0.60
Noninterest-bearing deposits	$6,001,033			$6,078,543			$6,893,463
Net interest income		$149,548			$160,092			$181,112
Net interest margin (3)			3.12%			3.33%			3.61%
Cost of deposits (4)			1.50			1.27			0.22
Cost of funds (5)			1.67			1.45			0.38
Cost of non-maturity deposits (6)			0.89			0.71			0.11
Ratio of interest-earning assets to interest-bearing liabilities			162.74			161.68			168.80
_______________________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs, discounts/premiums, and the basis adjustment of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $2.2 million, $2.9 million, and $4.6 million for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Provision for Credit Losses

For the third quarter of 2023, the Company recorded $3.9 million provision expense, compared to $1.5 million for the second quarter of 2023, and $1.1 million for the third quarter of 2022. The provision for credit losses was impacted by changes to the overall size, composition and asset quality trends of the loan portfolio, as well as changes in the Company's macroeconomic forecasts.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Provision for credit losses
Provision for loan losses	$2,517	$610	$546
Provision for unfunded commitments	1,386	1,003	549
Provision for held-to-maturity securities	15	(114)	(18)
Total provision for credit losses	$3,918	$1,499	$1,077

Noninterest Income

Noninterest income for the third quarter of 2023 was $18.6 million, a decrease of $2.0 million from the second quarter of 2023. The decrease was primarily due to a $1.8 million decrease in other income largely attributable to decreases in income on Community Reinvestment Act (“CRA”) and other equity investments.

Noninterest income for the third quarter of 2023 decreased $1.6 million compared to the third quarter of 2022. The decrease was primarily due to an $800,000 decrease in other income primarily due to lower income on CRA and other equity investments and a $617,000 decrease in escrow and exchange fees attributable to lower commercial real estate transaction activity.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Noninterest income
Loan servicing income	$533	$493	$397
Service charges on deposit accounts	2,673	2,670	2,704
Other service fee income	280	315	323
Debit card interchange fee income	924	914	808
Earnings on bank owned life insurance	3,579	3,487	3,339
Net gain from sales of loans	45	345	457
Net loss from sales of investment securities	—	—	(393)
Trust custodial account fees	9,356	9,360	9,951
Escrow and exchange fees	938	924	1,555
Other income	223	2,031	1,023
Total noninterest income	$18,551	$20,539	$20,164

Noninterest Expense

Noninterest expense totaled $102.2 million for the third quarter of 2023, an increase of $1.5 million compared to the second quarter of 2023, primarily due to a $1.6 million increase in deposit expense driven by higher deposit earnings credit rates, and a $644,000 increase in compensation and benefits.

Noninterest expense increased by $1.3 million compared to the third quarter of 2022. The increase was primarily due to a $6.0 million increase in deposit expense driven by higher deposit earnings credit rates, partially offset by a $2.3 million decrease in compensation and benefits from reduced staffing levels.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Noninterest expense
Compensation and benefits	$54,068	$53,424	$56,355
Premises and occupancy	11,382	11,615	12,011
Data processing	7,517	7,488	7,058
Other real estate owned operations, net	(4)	8	—
FDIC insurance premiums	2,324	2,357	1,461
Legal and professional services	4,243	4,716	4,075
Marketing expense	1,635	1,879	1,912
Office expense	1,079	1,280	1,338
Loan expense	476	567	789
Deposit expense	10,811	9,194	4,846
Amortization of intangible assets	3,055	3,055	3,472
Other expense	5,599	5,061	7,549
Total noninterest expense	$102,185	$100,644	$100,866

Income Tax

For the third quarter of 2023, income tax expense totaled $16.0 million, resulting in an effective tax rate of 25.8%, compared with income tax expense of $20.9 million and an effective tax rate of 26.6% for the second quarter of 2023, and income tax expense of $26.0 million and an effective tax rate of 26.1% for the third quarter of 2022.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $13.27 billion at September 30, 2023, a decrease of $340.2 million, or 2.5%, from June 30, 2023, and a decrease of $1.64 billion, or 11.0%, from September 30, 2022. The decrease from June 30, 2023 was primarily due to lower loan production and fundings, partially offset by slower loan prepayments. The decrease from September 30, 2022 was primarily driven by lower loan fundings.

During the third quarter of 2023, new loan commitments totaled $67.8 million, and loan fundings totaled $25.6 million, compared with $148.5 million in loan commitments and $71.6 million in new loan fundings for the second quarter of 2023, and $789.2 million in loan commitments and $450.7 million in new loan fundings for the third quarter of 2022. During the third quarter of 2023, new origination activity remained muted given the uncertain economic and interest rate compared to the production levels seen in the third quarter of 2022.

At September 30, 2023, the total loan-to-deposit ratio was 82.9%, compared to 82.3% and 84.0% at June 30, 2023 and September 30, 2022, respectively.

The following table presents the primary loan roll-forward activities for total gross loans, including both loans held for investment and loans held for sale, during the quarters indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Beginning gross loan balance before basis adjustment	$13,665,596	$14,223,036	$15,101,652
New commitments	67,811	148,482	789,198
Unfunded new commitments	(42,185)	(76,928)	(338,534)
Net new fundings	25,626	71,554	450,664
Amortization/maturities/payoffs	(370,044)	(582,948)	(568,615)
Net draws on existing lines of credit	7,180	36,393	21,416
Loan sales	(1,206)	(78,349)	(24,701)
Charge-offs	(7,561)	(3,986)	(1,318)
Transferred to other real estate owned	—	(104)	—
Net decrease	(346,005)	(557,440)	(122,554)
Ending gross loan balance before basis adjustment	$13,319,591	$13,665,596	$14,979,098
Basis adjustment associated with fair value hedge (1)	(48,830)	(53,130)	(68,124)
Ending gross loan balance	$13,270,761	$13,612,466	$14,910,974
______________________________
(1) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The following table presents the composition of the loans held for investment as of the dates indicated:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Investor loans secured by real estate
Commercial real estate (“CRE”) non-owner-occupied	$2,514,056	$2,571,246	$2,771,272
Multifamily	5,719,210	5,788,030	6,199,581
Construction and land	444,576	428,287	373,194
SBA secured by real estate (1)	37,754	38,876	42,998
Total investor loans secured by real estate	8,715,596	8,826,439	9,387,045
Business loans secured by real estate (2)
CRE owner-occupied	2,228,802	2,281,721	2,477,530
Franchise real estate secured	313,451	318,539	383,468
SBA secured by real estate (3)	53,668	57,084	64,002
Total business loans secured by real estate	2,595,921	2,657,344	2,925,000
Commercial loans (4)
Commercial and industrial	1,588,771	1,744,763	2,164,623
Franchise non-real estate secured	335,053	351,944	409,773
SBA non-real estate secured	10,667	9,688	11,557
Total commercial loans	1,934,491	2,106,395	2,585,953
Retail loans
Single family residential (5)	70,984	70,993	75,176
Consumer	1,958	2,241	3,761
Total retail loans	72,942	73,234	78,937
Loans held for investment before basis adjustment (6)	13,318,950	13,663,412	14,976,935
Basis adjustment associated with fair value hedge (7)	(48,830)	(53,130)	(68,124)
Loans held for investment	13,270,120	13,610,282	14,908,811
Allowance for credit losses for loans held for investment	(188,098)	(192,333)	(195,549)
Loans held for investment, net	$13,082,022	$13,417,949	$14,713,262

Total unfunded loan commitments	$2,110,565	$2,202,647	$2,823,555
Loans held for sale, at lower of cost or fair value	$641	$2,184	$2,163
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $46.2 million, $48.4 million, and $59.0 million as of September 30, 2023, June 30, 2023, and September 30, 2022, respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The total end-of-period weighted average interest rate on loans, excluding fees and discounts, at September 30, 2023 was 4.76%, compared to 4.73% at June 30, 2023, and 4.34% at September 30, 2022. The quarter-over-quarter and year-over-year increases reflect higher rates on new originations and the repricing of loans as a result of the increases in benchmark interest rates.

The following table presents the composition of loan commitments originated during the quarters indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,900	$1,470	$88,708
Multifamily	3,687	53,522	151,269
Construction and land	17,400	24,525	123,557
Total investor loans secured by real estate	23,987	79,517	363,534
Business loans secured by real estate (1)
CRE owner-occupied	—	3,062	80,676
Franchise real estate secured	—	—	14,011
SBA secured by real estate (2)	—	—	6,468
Total business loans secured by real estate	—	3,062	101,155
Commercial loans (3)
Commercial and industrial	40,399	58,730	288,857
Franchise non-real estate secured	—	1,853	22,413
SBA non-real estate secured	406	1,612	4,673
Total commercial loans	40,805	62,195	315,943
Retail loans
Single family residential (4)	3,019	3,708	8,566
Total retail loans	3,019	3,708	8,566
Total loan commitments	$67,811	$148,482	$789,198
______________________________
(1) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(2) SBA loans that are collateralized by real property other than hotel/motel real property.
(3) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(4) Single family residential includes home equity lines of credit, as well as second trust deeds.

The weighted average interest rate on new loan commitments increased to 8.01% in the third quarter of 2023, compared to 6.72% in the second quarter of 2023, and 5.55% in the third quarter of 2022.

Asset Quality and Allowance for Credit Losses

At September 30, 2023, our allowance for credit losses (“ACL”) on loans held for investment was $188.1 million, a decrease of $4.2 million from June 30, 2023, and a decrease of $7.5 million from September 30, 2022. The decrease in the ACL from June 30, 2023 and September 30, 2022 was commensurate with the relative decreases in loans held for investment balances.

During the third quarter of 2023, the Company incurred $6.8 million of net charge-offs, compared to $3.7 million during the second quarter of 2023, and $1.1 million during the third quarter of 2022.

The following table provides the allocation of the ACL for loans held for investment as well as the activity in the ACL attributed to various segments in the loan portfolio as of and for the period indicated:

	Three Months Ended September 30, 2023
(Dollars in thousands)	Beginning ACL Balance	Charge-offs	Recoveries	Provision for Credit Losses	Ending ACL Balance
Investor loans secured by real estate
CRE non-owner-occupied	$31,545	$—	$51	$(13)	$31,583
Multifamily	55,648	—	—	(427)	55,221
Construction and land	7,707	—	—	799	8,506
SBA secured by real estate (1)	2,331	(108)	—	(24)	2,199
Business loans secured by real estate (2)
CRE owner-occupied	28,515	—	12	559	29,086
Franchise real estate secured	6,855	—	—	711	7,566
SBA secured by real estate (3)	4,511	—	128	(77)	4,562
Commercial loans (4)
Commercial and industrial	39,586	(7,386)	565	(268)	32,497
Franchise non-real estate secured	14,642	—	50	1,087	15,779
SBA non-real estate secured	399	(67)	3	137	472
Retail loans
Single family residential (5)	455	—	—	36	491
Consumer loans	139	—	—	(3)	136
Totals	$192,333	$(7,561)	$809	$2,517	$188,098
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The ratio of allowance for credit losses to loans held for investment at September 30, 2023 increased slightly to 1.42%, compared to 1.41% at June 30, 2023, and 1.31% at September 30, 2022. The fair value net discount on loans acquired through acquisitions was $46.2 million, or 0.35% of total loans held for investment, as of September 30, 2023, compared to $48.4 million, or 0.35% of total loans held for investment, as of June 30, 2023, and $59.0 million, or 0.39% of total loans held for investment, as of September 30, 2022.

Nonperforming assets totaled $25.9 million, or 0.13% of total assets, at September 30, 2023, compared with $17.4 million, or 0.08% of total assets, at June 30, 2023, and $60.5 million, or 0.28% of total assets, at September 30, 2022. Loan delinquencies were $10.9 million, or 0.08% of loans held for investment, at September 30, 2023, compared to $31.0 million, or 0.23% of loans held for investment, at June 30, 2023, and $41.3 million, or 0.28% of loans held for investment, at September 30, 2022.

Classified loans totaled $149.3 million, or 1.12% of loans held for investment, at September 30, 2023, compared with $119.9 million, or 0.88% of loans held for investment, at June 30, 2023, and $110.1 million, or 0.74% of loans held for investment, at September 30, 2022.

The following table presents the asset quality metrics of the loan portfolio as of the dates indicated.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Asset quality
Nonperforming loans	$25,458	$17,151	$60,464
Other real estate owned	450	270	—
Nonperforming assets	$25,908	$17,421	$60,464

Total classified assets (1)	$149,708	$120,216	$110,143
Allowance for credit losses	188,098	192,333	195,549
Allowance for credit losses as a percent of total nonperforming loans	739%	1,121%	323%
Nonperforming loans as a percent of loans held for investment	0.19	0.13	0.41
Nonperforming assets as a percent of total assets	0.13	0.08	0.28
Classified loans to total loans held for investment	1.12	0.88	0.74
Classified assets to total assets	0.74	0.58	0.51
Net loan charge-offs for the quarter ended	$6,752	$3,665	$1,072
Net loan charge-offs for the quarter to average total loans	0.05%	0.03%	0.01%
Allowance for credit losses to loans held for investment (2)	1.42	1.41	1.31
Delinquent loans
30 - 59 days	$2,967	$649	$1,484
60 - 89 days	475	31	6,535
90+ days	7,484	30,271	33,238
Total delinquency	$10,926	$30,951	$41,257
Delinquency as a percentage of loans held for investment	0.08%	0.23%	0.28%
______________________________
(1) Includes substandard and doubtful loans, and other real estate owned.
(2) At September 30, 2023, 24% of loans held for investment include a fair value net discount of $46.2 million, or 0.35% of loans held for investment. At June 30, 2023, 25% of loans held for investment include a fair value net discount of $48.4 million, or 0.35% of loans held for investment. At September 30, 2022, 27% of loans held for investment include a fair value net discount of $59.0 million, or 0.39% of loans held for investment.

Investment Securities

At September 30, 2023, available-for-sale (“AFS”) and held-to-maturity (“HTM”) investment securities were $1.91 billion and $1.74 billion, respectively, compared to $2.01 billion and $1.74 billion, respectively, at June 30, 2023, and $2.66 billion and $1.39 billion, respectively, at September 30, 2022.

In total, investment securities were $3.65 billion at September 30, 2023, a decrease of $96.9 million from June 30, 2023, and a decrease of $394.1 million from September 30, 2022. The decrease in the third quarter of 2023 compared to the prior quarter was primarily the result of $88.4 million in principal payments, amortization, and redemptions, and an increase of $21.9 million in AFS securities mark-to-market unrealized loss, partially offset by purchases of CRA related investment securities of $13.4 million.

The decrease in investment securities from September 30, 2022 was primarily the result of $370.3 million in principal payments, discounts from the AFS securities transferred to HTM, amortization, and redemptions, as well as $304.2 million in sales, partially offset by $245.7 million in purchases and a decrease of $27.7 million in AFS securities mark-to-market unrealized loss.

Deposits

At September 30, 2023, total deposits were $16.01 billion, a decrease of $532.4 million, or 3.2%, from June 30, 2023, and a decrease of $1.74 billion, or 9.8%, from September 30, 2022. The decrease from the prior quarter was largely driven by the reduction of $489.5 million in of brokered certificates of deposit.

At September 30, 2023, non-maturity deposits(1) totaled $13.25 billion, or 82.8% of total deposits, a decrease of $202.8 million, or 1.5%, from June 30, 2023, and a decrease of $2.62 billion, or 16.5%, from September 30, 2022. The decreases from prior quarters were largely driven by clients redeploying funds into higher yielding alternatives, prepaying or paying down loans, and, to a lesser extent, shifting depositor behavior following the industry-wide turmoil experienced in the first half of 2023.

At September 30, 2023, maturity deposits totaled $2.75 billion, a decrease of $329.6 million, or 10.7%, from June 30, 2023, and an increase of $881.7 million, or 47.1%, from September 30, 2022. The decrease in the third quarter of 2023 compared to the prior quarter was primarily due to the reduction of $489.5 million in brokered certificates of deposit, partially offset by an increase of $159.8 million in retail certificates of deposit.

The weighted average cost of total deposits for the third quarter of 2023 was 1.50%, compared to 1.27% for the second quarter of 2023, and 0.22% for the third quarter of 2022. The increases in the weighted average cost of deposits for the third quarter of 2023, compared to the second quarter of 2023 and the third quarter of 2022, were principally driven by higher pricing across deposit categories. The weighted average cost of non-maturity deposits(1) for the third quarter of 2023 was 0.89%, compared to 0.71% for the second quarter of 2023, and 0.11% for the third quarter of 2022.

At September 30, 2023, the end-of-period weighted average rate of total deposits was 1.52%, compared to 1.40% at June 30, 2023, and 0.37% at September 30, 2022. At September 30, 2023, the end-of-period weighted average rate of non-maturity deposits was 0.96%, compared to 0.78% at June 30, 2023, and 0.20% at September 30, 2022.

______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

The following table presents the composition of deposits as of the dates indicated.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Deposit accounts
Noninterest-bearing checking	$5,782,305	$5,895,975	$6,775,465
Interest-bearing:
Checking	2,598,449	2,759,855	3,605,498
Money market/savings	4,873,582	4,801,288	5,493,988
Total non-maturity deposits (1)	13,254,336	13,457,118	15,874,951
Retail certificates of deposit	1,525,919	1,366,071	872,421
Wholesale/brokered certificates of deposit	1,227,192	1,716,686	999,002
Total maturity deposits	2,753,111	3,082,757	1,871,423
Total deposits	$16,007,447	$16,539,875	$17,746,374

Cost of deposits	1.50%	1.27%	0.22%
Cost of non-maturity deposits (1)	0.89	0.71	0.11
Noninterest-bearing deposits as a percent of total deposits	36.1	35.6	38.2
Non-maturity deposits (1) as a percent of total deposits	82.8	81.4	89.5

Borrowings

At September 30, 2023, total borrowings amounted to $1.13 billion, remaining flat from June 30, 2023, and reflecting an increase of $200.6 million from September 30, 2022. Total borrowings at September 30, 2023 were comprised of $800.0 million of Federal Home Loan Bank of San Francisco (“FHLB”) term advances and $331.7 million of subordinated debt. The increase in borrowings at September 30, 2023 as compared to September 30, 2022 was due to a net $200.0 million increase in FHLB term advances.

As of September 30, 2023, our unused borrowing capacity was $8.20 billion, which consists of available lines of credit with FHLB and other correspondent banks as well as access through the Federal Reserve Bank's discount window and the Bank Term Funding Program, neither of which were utilized during the third quarter of 2023.

Capital Ratios

At September 30, 2023, our common stockholders' equity was $2.86 billion, or 14.08% of total assets, compared with $2.85 billion, or 13.73%, at June 30, 2023, and $2.74 billion, or 12.65%, at September 30, 2022, with a book value per share of $29.78, compared with $29.71 at June 30, 2023, and $28.79 at September 30, 2022. At September 30, 2023, the ratio of tangible common equity to tangible assets(1) was 9.87%, compared with 9.59% at June 30, 2023, and 8.59% at September 30, 2022, and tangible book value per share(1) was $19.89, compared with $19.79 at June 30, 2023, and $18.68 at September 30, 2022.

______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

The Company implemented the current expected credit losses (“CECL”) model on January 1, 2020 and elected to phase in the full effect of CECL on regulatory capital over the five-year transition period. In the first quarter of 2022, the Company began phasing into regulatory capital the cumulative adjustments at the end of the second year of the transition period at 25% per year. At September 30, 2023, the Company and Bank were in compliance with the capital conservation buffer requirement and exceeded the minimum Common Equity Tier 1, Tier 1, and total capital ratios, inclusive of the fully phased-in capital conservation buffer of 7.0%, 8.5%, and 10.5%, respectively, and the Bank qualified as “well capitalized” for purposes of the federal bank regulatory prompt corrective action regulations.

	September 30,	June 30,	September 30,
Capital ratios	2023	2023	2022
Pacific Premier Bancorp, Inc. Consolidated
Tier 1 leverage ratio	11.13%	10.90%	10.12%
Common equity tier 1 capital ratio	14.87	14.34	12.36
Tier 1 capital ratio	14.87	14.34	12.36
Total capital ratio	17.74	17.24	14.83
Tangible common equity ratio (1)	9.87	9.59	8.59

Pacific Premier Bank
Tier 1 leverage ratio	12.42%	12.15%	11.64%
Common equity tier 1 capital ratio	16.59	15.99	14.23
Tier 1 capital ratio	16.59	15.99	14.23
Total capital ratio	17.66	17.05	15.05

Share data
Book value per share	$29.78	$29.71	$28.79
Tangible book value per share (1)	19.89	19.79	18.68
Common equity dividends declared per share	0.33	0.33	0.33
Closing stock price (2)	21.76	20.68	30.96
Shares issued and outstanding	95,900,847	95,906,217	95,016,767
Market capitalization (2)(3)	$2,086,802	$1,983,341	$2,941,719
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.
(2) As of the last trading day prior to period end.
(3) Dollars in thousands.

Dividend and Stock Repurchase Program

On October 23, 2023, the Company's Board of Directors declared a $0.33 per share dividend, payable on November 13, 2023 to stockholders of record as of November 3, 2023. In January 2021, the Company’s Board of Directors approved a stock repurchase program, which authorized the repurchase of up to 4,725,000 shares of its common stock. During the third quarter of 2023, the Company did not repurchase any shares of common stock.

Subsequent Events

On October 6, 2023, in light of a stabilizing deposit base and as part of its balance sheet and liquidity management strategy, the Company deployed excess cash to pay down a $200.0 million higher cost FHLB term advance. Prior to the redemption, such FHLB term advance carried a fixed interest rate of 4.84% with a maturity date in May 2024. Total payment in aggregate was $199.4 million, including principal and accrued and unpaid interest expense, net of a prepayment credit of $793,000, which was recorded as a net gain on debt extinguishment. Management anticipates the deleverage strategy will positively impact the Company's cost of funds, net interest margin, and FHLB available borrowing capacity.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on October 24, 2023 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977 and asking to be joined to the Pacific Premier Bancorp, Inc. conference call. Additionally, a telephone replay will be made available through October 31, 2023, at (877) 344-7529, replay code 9928068.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with approximately $20 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has approximately $17 billion of assets under custody and over 35,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners’ Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates, liquidity, and the impact of acquisitions we have made or may make.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; interest rate, liquidity, economic, market, credit, operational, and inflation risks associated with our business, including the speed and predictability of changes in these risks; our ability to attract and retain deposits and access to other sources of liquidity, particularly in a rising or high interest rate environment, and the quality and composition of our deposits; business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic markets, including the tight labor market, ineffective management of the U.S. Federal budget or debt, or turbulence or uncertainty in domestic or foreign financial markets; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; possible impairment charges to goodwill, including any impairment that may result from increased volatility in our stock price; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; compliance risks, including the costs of monitoring, testing, and maintaining compliance with complex laws and regulations; the effectiveness of our risk management framework and quantitative models; the transition away from USD LIBOR and related uncertainty as well as the risk and costs related to our adoption of Secured Overnight Financing Rate (“SOFR”); the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible credit-related impairments of securities held by us; changes in the level of our nonperforming assets and charge-offs; the impact of governmental efforts to restructure the U.S. financial regulatory system; the impact of recent or future changes in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; changes in consumer spending, borrowing, and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to our stock repurchase program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, including the war between Russia and Ukraine and the war in the Middle East, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including with respect to COVID-19, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and incidents, and related potential costs and risks, including reputation, financial and litigation risks; climate change, including the enhanced regulatory, compliance, credit, and reputational risks and costs; natural disasters, earthquakes, fires, and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2022 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, Chief Executive Officer, and President
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000

Matthew J. Lazzaro
Senior Vice President, Director of Investor Relations
(949) 243-1082

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2023	2023	2023	2022	2022
ASSETS
Cash and cash equivalents	$1,400,276	$1,463,677	$1,424,896	$1,101,249	$739,211
Interest-bearing time deposits with financial institutions	1,242	1,487	1,734	1,734	1,733
Investment securities held-to-maturity, at amortized cost, net of allowance for credit losses	1,737,866	1,737,604	1,749,030	1,388,103	1,385,502
Investment securities available-for-sale, at fair value	1,914,599	2,011,791	2,112,852	2,601,013	2,661,079
FHLB, FRB, and other stock	105,505	105,369	105,479	119,918	118,778
Loans held for sale, at lower of amortized cost or fair value	641	2,184	1,247	2,643	2,163
Loans held for investment	13,270,120	13,610,282	14,171,784	14,676,298	14,908,811
Allowance for credit losses	(188,098)	(192,333)	(195,388)	(195,651)	(195,549)
Loans held for investment, net	13,082,022	13,417,949	13,976,396	14,480,647	14,713,262
Accrued interest receivable	68,131	70,093	69,660	73,784	66,192
Other real estate owned	450	270	5,499	—	—
Premises and equipment, net	59,396	61,527	63,450	64,543	65,651
Deferred income taxes, net	192,208	184,857	177,778	183,602	190,948
Bank owned life insurance	468,191	465,288	462,732	460,010	457,301
Intangible assets	46,307	49,362	52,417	55,588	59,028
Goodwill	901,312	901,312	901,312	901,312	901,312
Other assets	297,574	275,113	257,082	253,871	257,041
Total assets	$20,275,720	$20,747,883	$21,361,564	$21,688,017	$21,619,201
LIABILITIES
Deposit accounts:
Noninterest-bearing checking	$5,782,305	$5,895,975	$6,209,104	$6,306,825	$6,775,465
Interest-bearing:
Checking	2,598,449	2,759,855	2,871,812	3,119,850	3,605,498
Money market/savings	4,873,582	4,801,288	5,128,857	5,422,607	5,493,988
Retail certificates of deposit	1,525,919	1,366,071	1,257,146	1,086,423	872,421
Wholesale/brokered certificates of deposit	1,227,192	1,716,686	1,740,891	1,416,696	999,002
Total interest-bearing	10,225,142	10,643,900	10,998,706	11,045,576	10,970,909
Total deposits	16,007,447	16,539,875	17,207,810	17,352,401	17,746,374
FHLB advances and other borrowings	800,000	800,000	800,000	1,000,000	600,000
Subordinated debentures	331,682	331,523	331,364	331,204	331,045
Accrued expenses and other liabilities	281,057	227,351	191,229	206,023	206,386
Total liabilities	17,420,186	17,898,749	18,530,403	18,889,628	18,883,805
STOCKHOLDERS’ EQUITY
Common stock	937	937	937	933	933
Additional paid-in capital	2,371,941	2,366,639	2,361,830	2,362,663	2,357,731
Retained earnings	771,285	757,025	731,123	700,040	657,845
Accumulated other comprehensive loss	(288,629)	(275,467)	(262,729)	(265,247)	(281,113)
Total stockholders' equity	2,855,534	2,849,134	2,831,161	2,798,389	2,735,396
Total liabilities and stockholders' equity	$20,275,720	$20,747,883	$21,361,564	$21,688,017	$21,619,201

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022
INTEREST INCOME
Loans	$177,032	$182,852	$174,204	$540,842	$489,263
Investment securities and other interest-earning assets	47,030	42,536	24,821	129,951	61,534
Total interest income	224,062	225,388	199,025	670,793	550,797
INTEREST EXPENSE
Deposits	62,718	53,580	9,873	156,532	14,228
FHLB advances and other borrowings	7,235	7,155	3,480	22,328	7,171
Subordinated debentures	4,561	4,561	4,560	13,683	13,682
Total interest expense	74,514	65,296	17,913	192,543	35,081
Net interest income before provision for credit losses	149,548	160,092	181,112	478,250	515,716
Provision for credit losses	3,918	1,499	1,077	8,433	1,994
Net interest income after provision for credit losses	145,630	158,593	180,035	469,817	513,722
NONINTEREST INCOME
Loan servicing income	533	493	397	1,599	1,318
Service charges on deposit accounts	2,673	2,670	2,704	7,972	8,009
Other service fee income	280	315	323	891	1,056
Debit card interchange fee income	924	914	808	2,641	2,580
Earnings on bank owned life insurance	3,579	3,487	3,339	10,440	9,800
Net gain from sales of loans	45	345	457	419	3,087
Net (loss) gain from sales of investment securities	—	—	(393)	138	1,710
Trust custodial account fees	9,356	9,360	9,951	29,741	31,884
Escrow and exchange fees	938	924	1,555	2,920	5,043
Other income	223	2,031	1,023	3,515	3,764
Total noninterest income	18,551	20,539	20,164	60,276	68,251
NONINTEREST EXPENSE
Compensation and benefits	54,068	53,424	56,355	161,785	170,898
Premises and occupancy	11,382	11,615	12,011	34,739	35,792
Data processing	7,517	7,488	7,058	22,270	19,658
Other real estate owned operations, net	(4)	8	—	112	—
FDIC insurance premiums	2,324	2,357	1,461	7,106	4,309
Legal and professional services	4,243	4,716	4,075	14,460	12,772
Marketing expense	1,635	1,879	1,912	5,352	5,647
Office expense	1,079	1,280	1,338	3,591	3,793
Loan expense	476	567	789	1,689	3,067
Deposit expense	10,811	9,194	4,846	28,441	12,678
Amortization of intangible assets	3,055	3,055	3,472	9,281	10,543
Other expense	5,599	5,061	7,549	15,355	18,331
Total noninterest expense	102,185	100,644	100,866	304,181	297,488
Net income before income taxes	61,996	78,488	99,333	225,912	284,485
Income tax expense	15,966	20,852	25,970	59,684	74,415
Net income	$46,030	$57,636	$73,363	$166,228	$210,070
EARNINGS PER SHARE
Basic	$0.48	$0.60	$0.77	$1.74	$2.22
Diluted	$0.48	$0.60	$0.77	$1.74	$2.21
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	94,189,844	94,166,083	93,793,502	94,072,463	93,687,230
Diluted	94,283,008	94,215,967	94,120,637	94,214,846	94,055,116

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$1,695,508	$21,196	4.96%	$1,433,137	$16,600	4.65%	$665,510	$2,754	1.64%
Investment securities	3,828,766	25,834	2.70	3,926,568	25,936	2.64	4,277,444	22,067	2.06
Loans receivable, net (1)(2)	13,475,194	177,032	5.21	13,927,145	182,852	5.27	14,986,682	174,204	4.61
Total interest-earning assets	18,999,468	224,062	4.68	19,286,850	225,388	4.69	19,929,636	199,025	3.96
Noninterest-earning assets	1,806,319			1,771,156			1,757,800
Total assets	$20,805,787			$21,058,006			$21,687,436
Liabilities and equity
Interest-bearing deposits:
Interest checking	$2,649,203	$10,849	1.62%	$2,746,578	$8,659	1.26%	$3,812,448	$1,658	0.17%
Money market	4,512,740	19,182	1.69	4,644,623	15,644	1.35	5,053,890	2,940	0.23
Savings	329,684	115	0.14	352,377	102	0.12	434,591	28	0.03
Retail certificates of deposit	1,439,531	13,398	3.69	1,286,160	10,306	3.21	835,645	1,420	0.67
Wholesale/brokered certificates of deposit	1,611,726	19,174	4.72	1,767,970	18,869	4.28	702,785	3,827	2.16
Total interest-bearing deposits	10,542,884	62,718	2.36	10,797,708	53,580	1.99	10,839,359	9,873	0.36
FHLB advances and other borrowings	800,049	7,235	3.59	800,016	7,155	3.59	636,006	3,480	2.17
Subordinated debentures	331,607	4,561	5.50	331,449	4,561	5.50	330,975	4,560	5.51
Total borrowings	1,131,656	11,796	4.15	1,131,465	11,716	4.15	966,981	8,040	3.31
Total interest-bearing liabilities	11,674,540	74,514	2.53	11,929,173	65,296	2.20	11,806,340	17,913	0.60
Noninterest-bearing deposits	6,001,033			6,078,543			6,893,463
Other liabilities	268,249			206,929			212,509
Total liabilities	17,943,822			18,214,645			18,912,312
Stockholders' equity	2,861,965			2,843,361			2,775,124
Total liabilities and equity	$20,805,787			$21,058,006			$21,687,436
Net interest income		$149,548			$160,092			$181,112
Net interest margin (3)			3.12%			3.33%			3.61%
Cost of deposits (4)			1.50			1.27			0.22
Cost of funds (5)			1.67			1.45			0.38
Cost of non-maturity deposits (6)			0.89			0.71			0.11
Ratio of interest-earning assets to interest-bearing liabilities			162.74			161.68			168.80
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs, discounts/premiums, and the basis adjustment of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $2.2 million, $2.9 million, and $4.6 million for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2023	2023	2023	2022	2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,514,056	$2,571,246	$2,590,824	$2,660,321	$2,771,272
Multifamily	5,719,210	5,788,030	5,955,239	6,112,026	6,199,581
Construction and land	444,576	428,287	420,079	399,034	373,194
SBA secured by real estate (1)	37,754	38,876	40,669	42,135	42,998
Total investor loans secured by real estate	8,715,596	8,826,439	9,006,811	9,213,516	9,387,045
Business loans secured by real estate (2)
CRE owner-occupied	2,228,802	2,281,721	2,342,175	2,432,163	2,477,530
Franchise real estate secured	313,451	318,539	371,902	378,057	383,468
SBA secured by real estate (3)	53,668	57,084	60,527	61,368	64,002
Total business loans secured by real estate	2,595,921	2,657,344	2,774,604	2,871,588	2,925,000
Commercial loans (4)
Commercial and industrial	1,588,771	1,744,763	1,967,128	2,160,948	2,164,623
Franchise non-real estate secured	335,053	351,944	388,722	404,791	409,773
SBA non-real estate secured	10,667	9,688	10,437	11,100	11,557
Total commercial loans	1,934,491	2,106,395	2,366,287	2,576,839	2,585,953
Retail loans
Single family residential (5)	70,984	70,993	70,913	72,997	75,176
Consumer	1,958	2,241	3,174	3,284	3,761
Total retail loans	72,942	73,234	74,087	76,281	78,937
Loans held for investment before basis adjustment (6)	13,318,950	13,663,412	14,221,789	14,738,224	14,976,935
Basis adjustment associated with fair value hedge (7)	(48,830)	(53,130)	(50,005)	(61,926)	(68,124)
Loans held for investment	13,270,120	13,610,282	14,171,784	14,676,298	14,908,811
Allowance for credit losses for loans held for investment	(188,098)	(192,333)	(195,388)	(195,651)	(195,549)
Loans held for investment, net	$13,082,022	$13,417,949	$13,976,396	$14,480,647	$14,713,262

Loans held for sale, at lower of cost or fair value	$641	$2,184	$1,247	$2,643	$2,163
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $46.2 million, $48.4 million, $52.2 million, $54.8 million, and $59.0 million as of September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2023	2023	2023	2022	2022
Asset quality
Nonperforming loans	$25,458	$17,151	$24,872	$30,905	$60,464
Other real estate owned	450	270	5,499	—	—
Nonperforming assets	$25,908	$17,421	$30,371	$30,905	$60,464

Total classified assets (1)	$149,708	$120,216	$166,576	$149,304	$110,143
Allowance for credit losses	188,098	192,333	195,388	195,651	195,549
Allowance for credit losses as a percent of total nonperforming loans	739%	1,121%	786%	633%	323%
Nonperforming loans as a percent of loans held for investment	0.19	0.13	0.18	0.21	0.41
Nonperforming assets as a percent of total assets	0.13	0.08	0.14	0.14	0.28
Classified loans to total loans held for investment	1.12	0.88	1.14	1.02	0.74
Classified assets to total assets	0.74	0.58	0.78	0.69	0.51
Net loan charge-offs for the quarter ended	$6,752	$3,665	$3,284	$3,797	$1,072
Net loan charge-offs for the quarter to average total loans	0.05%	0.03%	0.02%	0.03%	0.01%
Allowance for credit losses to loans held for investment (2)	1.42	1.41	1.38	1.33	1.31
Delinquent loans
30 - 59 days	$2,967	$649	$761	$20,538	$1,484
60 - 89 days	475	31	1,198	185	6,535
90+ days	7,484	30,271	18,884	22,625	33,238
Total delinquency	$10,926	$30,951	$20,843	$43,348	$41,257
Delinquency as a percent of loans held for investment	0.08%	0.23%	0.15%	0.30%	0.28%
______________________________
(1) Includes substandard and doubtful loans, and other real estate owned.
(2) At September 30, 2023, 24% of loans held for investment include a fair value net discount of $46.2 million, or 0.35% of loans held for investment. At June 30, 2023, 25% of loans held for investment include a fair value net discount of $48.4 million, or 0.35% of loans held for investment. At March 31, 2023, 26% of loans held for investment include a fair value net discount of $52.2 million, or 0.37% of loans held for investment. At December 31, 2022, 26% of loans held for investment include a fair value net discount of $54.8 million, or 0.37% of loans held for investment. At September 30, 2022, 27% of loans held for investment include a fair value net discount of $59.0 million, or 0.39% of loans held for investment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
NONACCRUAL LOANS (1)
(Unaudited)

(Dollars in thousands)	Collateral Dependent Loans	ACL	Non-Collateral Dependent Loans	ACL	Total Nonaccrual Loans	Nonaccrual Loans With No ACL
September 30, 2023
Investor loans secured by real estate
CRE non-owner-occupied	$425	$—	$—	$—	$425	$425
SBA secured by real estate (2)	1,242	—	—	—	1,242	1,242
Total investor loans secured by real estate	1,667	—	—	—	1,667	1,667
Business loans secured by real estate (3)
CRE owner-occupied	8,826	—	—	—	8,826	8,826
SBA secured by real estate (4)	1,173	—	—	—	1,173	1,173
Total business loans secured by real estate	9,999	—	—	—	9,999	9,999
Commercial loans (5)
Commercial and industrial	233	—	13,021	—	13,254	13,254
SBA not secured by real estate	538	—	—	—	538	538
Total commercial loans	771	—	13,021	—	13,792	13,792
Totals nonaccrual loans	$12,437	$—	$13,021	$—	$25,458	$25,458
______________________________
(1) The ACL for nonaccrual loans is determined based on a discounted cash flow methodology unless the loan is considered collateral dependent. The ACL for collateral dependent loans is determined based on the estimated fair value of the underlying collateral.
(2) SBA loans that are collateralized by hotel/motel real property.
(3) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(4) SBA loans that are collateralized by real property other than hotel/motel real property.
(5) Loans to businesses where the operating cash flow of the business is the primary source of repayment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
PAST DUE STATUS
(Unaudited)

		Days Past Due
(Dollars in thousands)	Current	30-59	60-89	90+	Total
September 30, 2023
Investor loans secured by real estate
CRE non-owner-occupied	$2,513,631	$—	$—	$425	$2,514,056
Multifamily	5,719,210	—	—	—	5,719,210
Construction and land	444,576	—	—	—	444,576
SBA secured by real estate (1)	37,002	—	332	420	37,754
Total investor loans secured by real estate	8,714,419	—	332	845	8,715,596
Business loans secured by real estate (2)
CRE owner-occupied	2,224,107	—	—	4,695	2,228,802
Franchise real estate secured	313,451	—	—	—	313,451
SBA secured by real estate (3)	52,495	—	—	1,173	53,668
Total business loans secured by real estate	2,590,053	—	—	5,868	2,595,921
Commercial loans (4)
Commercial and industrial	1,585,718	2,677	143	233	1,588,771
Franchise non-real estate secured	335,053	—	—	—	335,053
SBA not secured by real estate	9,840	289	—	538	10,667
Total commercial loans	1,930,611	2,966	143	771	1,934,491
Retail loans
Single family residential (5)	70,984	—	—	—	70,984
Consumer loans	1,957	1	—	—	1,958
Total retail loans	72,941	1	—	—	72,942
Loans held for investment before basis adjustment (6)	$13,308,024	$2,967	$475	$7,484	$13,318,950
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $48.8 million to the carrying amount of certain loans included in fair value hedging relationships.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CREDIT RISK GRADES
(Unaudited)

(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total Gross Loans
September 30, 2023
Investor loans secured by real estate
CRE non-owner-occupied	$2,475,554	$7,005	$31,497	$—	$2,514,056
Multifamily	5,706,494	234	12,482	—	5,719,210
Construction and land	444,576	—	—	—	444,576
SBA secured by real estate (1)	29,343	—	8,411	—	37,754
Total investor loans secured by real estate	8,655,967	7,239	52,390	—	8,715,596
Business loans secured by real estate (2)
CRE owner-occupied	2,167,522	34,811	26,469	—	2,228,802
Franchise real estate secured	294,520	13,871	5,060	—	313,451
SBA secured by real estate (3)	47,734	619	5,315	—	53,668
Total business loans secured by real estate	2,509,776	49,301	36,844	—	2,595,921
Commercial loans (4)
Commercial and industrial	1,445,826	102,152	35,824	4,969	1,588,771
Franchise non-real estate secured	312,418	4,396	18,239	—	335,053
SBA not secured by real estate	9,676	—	991	—	10,667
Total commercial loans	1,767,920	106,548	55,054	4,969	1,934,491
Retail loans
Single family residential (5)	70,983	—	1	—	70,984
Consumer loans	1,958	—	—	—	1,958
Total retail loans	72,941	—	1	—	72,942
Loans held for investment before basis adjustment (6)	$13,006,604	$163,088	$144,289	$4,969	$13,318,950
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $48.8 million to the carrying amount of certain loans included in fair value hedging relationships.

GAAP to NON-GAAP RECONCILIATIONS

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
(Unaudited)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Net income	$46,030	$57,636	$73,363
Plus: amortization of intangible assets expense	3,055	3,055	3,472
Less: amortization of intangible assets expense tax adjustment (1)	868	868	991
Net income for average tangible common equity	$48,217	$59,823	$75,844

Average stockholders' equity	$2,861,965	$2,843,361	$2,775,124
Less: average intangible assets	48,150	51,180	61,101
Less: average goodwill	901,312	901,312	901,312
Average tangible common equity	$1,912,503	$1,890,869	$1,812,711

Return on average equity (annualized)	6.43%	8.11%	10.57%
Return on average tangible common equity (annualized)	10.08%	12.66%	16.74%
_____________________________________
(1) Adjusted by statutory tax rate.

Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax and provision for credit losses from net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Interest income	$224,062	$225,388	$199,025
Interest expense	74,514	65,296	17,913
Net interest income	149,548	160,092	181,112
Noninterest income	18,551	20,539	20,164
Revenue	168,099	180,631	201,276
Noninterest expense	102,185	100,644	100,866
Pre-provision net revenue	65,914	79,987	100,410
Pre-provision net revenue (annualized)	$263,656	$319,948	$401,640

Average assets	$20,805,787	$21,058,006	$21,687,436

Pre-provision net revenue to average assets	0.32%	0.38%	0.46%
Pre-provision net revenue to average assets (annualized)	1.27%	1.52%	1.85%

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2023	2022	2022
Total stockholders' equity	$2,855,534	$2,849,134	$2,831,161	$2,798,389	$2,735,396
Less: intangible assets	947,619	950,674	953,729	956,900	960,340
Tangible common equity	$1,907,915	$1,898,460	$1,877,432	$1,841,489	$1,775,056

Total assets	$20,275,720	$20,747,883	$21,361,564	$21,688,017	$21,619,201
Less: intangible assets	947,619	950,674	953,729	956,900	960,340
Tangible assets	$19,328,101	$19,797,209	$20,407,835	$20,731,117	$20,658,861

Tangible common equity ratio	9.87%	9.59%	9.20%	8.88%	8.59%

Common shares issued and outstanding	95,900,847	95,906,217	95,714,777	95,021,760	95,016,767

Book value per share	$29.78	$29.71	$29.58	$29.45	$28.79
Less: intangible book value per share	9.88	9.91	9.96	10.07	10.11
Tangible book value per share	$19.89	$19.79	$19.61	$19.38	$18.68

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less other real estate owned operations and amortization of intangible assets, where applicable, to the sum of net interest income before provision for credit losses and total noninterest income, less net gain (loss) from sales of investment securities and net gain from other real estate owned. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Total noninterest expense	$102,185	$100,644	$100,866
Less: amortization of intangible assets	3,055	3,055	3,472
Less: other real estate owned operations, net	(4)	8	—
Noninterest expense, adjusted	$99,134	$97,581	$97,394

Net interest income before provision for credit losses	$149,548	$160,092	$181,112
Add: total noninterest income	18,551	20,539	20,164
Less: net loss from sales of investment securities	—	—	(393)
Less: net gain from other real estate owned	—	106	—
Revenue, adjusted	$168,099	$180,525	$201,669

Efficiency ratio	59.0%	54.1%	48.3%

Cost of non-maturity deposits is a non-GAAP financial measure derived from GAAP-based amounts. Cost of non-maturity deposits is calculated as the ratio of non-maturity deposit interest expense to average non-maturity deposits. We calculate non-maturity deposit interest expense by excluding interest expense for all certificates of deposit from total deposit expense, and we calculate average non-maturity deposits by excluding all certificates of deposit from total deposits. Management believes cost of non-maturity deposits is a useful measure to assess the Company's deposit base, including its potential volatility.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Total deposits interest expense	$62,718	$53,580	$9,873
Less: certificates of deposit interest expense	13,398	10,306	1,420
Less: brokered certificates of deposit interest expense	19,174	18,869	3,827
Non-maturity deposit expense	$30,146	$24,405	$4,626

Total average deposits	$16,543,917	$16,876,251	$17,732,822
Less: average certificates of deposit	1,439,531	1,286,160	835,645
Less: average brokered certificates of deposit	1,611,726	1,767,970	702,785
Average non-maturity deposits	$13,492,660	$13,822,121	$16,194,392

Cost of non-maturity deposits	0.89%	0.71%	0.11%